UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

IAC/INTERACTIVECORP

(Exact name of registrant as specified in its charter)

Commission file number 001-39356

Delaware	84-3727412
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

555 West 18th Street, New York, NY 10011

(212) 314-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On December 1, 2021, Dotdash Media Inc. (formerly known as About, Inc., “Dotdash”), a wholly owned subsidiary of IAC/InterActiveCorp (“IAC”), completed its previously announced acquisition of Meredith Holdings Corporation (“New Meredith”). Prior to the completion of the acquisition, New Meredith, which holds Meredith Corporation’s (“Meredith”) legacy national media business, was separated from Meredith’s local media group business through a distribution of the capital stock of New Meredith to Meredith’s stockholders on a one-for-one basis.

Pursuant to the Agreement and Plan of Merger, dated as of October 6, 2021, by and among Dotdash, New Meredith, Meredith and, for certain limited purpose set forth therein, IAC (as amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”), the acquisition was consummated through a merger of Mercury Sub Inc., a wholly owned subsidiary of Dotdash (“Merger Sub”), with New Meredith (the “Merger”), with New Meredith continuing as the surviving corporation in the Merger.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of New Meredith (other than certain excluded shares) was converted into the right to receive from Dotdash $42.18 in cash, without interest. Pursuant to the Merger Agreement, New Meredith equity awards were cancelled, and in exchange entitled each holder to receive such holder’s portion of the merger consideration, if any, as set forth in the Merger Agreement, less the per share exercise price in the case of stock options.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2021 and which is incorporated by reference herein.

The Merger Agreement has been incorporated by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information about IAC or Dotdash, Meredith or New Meredith.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2021, Dotdash Meredith, Inc. (the “Borrower”), the immediate parent company of Dotdash, entered into a Credit Agreement among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the “Credit Agreement”). The Credit Agreement provides for (a) a five-year $350 million term loan A facility (the “Term Loan A Facility”), (b) a seven-year $1.25 billion term loan B facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “Term Loan Facilities”) and (c) a five-year $150 million revolving credit facility (the “Revolving Facility”).

The Borrower used the proceeds from the Term Loan Facilities to fund, in part, the cash consideration payable in connection with the Merger, and pay related fees and expenses. The Borrower expects to use proceeds of loans under the Revolving Facility, if any, for general corporate purposes.

Borrowings under the Term Loan Facilities and the Revolving Facility bear interest, at the option of the Borrower, at either (a) a base rate or (b) the applicable term benchmark rate, in each case plus an applicable margin. The applicable margin for (i) the Term Loan A Facility and Revolving Facility is a percentage from (A) 0.25% to 1.25% for base rate borrowings and (B) 1.25% to 2.25% for term benchmark borrowings, with the applicable margin in each instance depending on the consolidated net leverage ratio of the Borrower, and (ii) the Term Loan B Facility is 4.00%. The Term Loan A Facility will mature on the date that is five years from December 1, 2021 and will require quarterly amortization payments of 1.25% of the original principal amount thereof as of March 31, 2022 to and including December 31, 2024, 2.50% of such original principal amount thereof as of March 31, 2025 to and including December 31, 2025 and 3.75% of such original principal amount thereof as of March 31, 2026 through maturity. The Term Loan B Facility has an annual amortization of 1% per annum based on the original principal amount thereof paid quarterly in arrears commencing on March 31, 2022. The Term Loan Facilities provide for certain other prepayment requirements, including asset sale and event of loss prepayment requirements, subject to certain exceptions.

The Borrower is required to pay a commitment fee to the lenders under the Revolving Facility in respect of unutilized commitments thereunder. The commitment fee is a percentage from 0.20% to 0.40% depending on the Borrower’s consolidated net leverage ratio. In addition, the Borrower is required to pay customary fees in connection with the issuance of letters of credit.

The obligations under the Credit Agreement, including those under the Revolving Facility and the Term Loan Facilities, are guaranteed by certain of the Borrower’s subsidiaries (the “Subsidiary Guarantors”), and are secured by substantially all of the assets of the Borrower and the Subsidiary Guarantors, subject to certain exceptions.

The Credit Agreement contains a number of covenants that restrict the ability of the Borrower and its restricted subsidiaries to take specified actions, including, among other things and subject to certain exceptions: (a) creating liens; (b) incurring indebtedness; (c) making investments and acquisitions; (d) engaging in mergers, dissolutions and other fundamental changes; (e) making dispositions; (f) making restricted payments, including dividends and certain prepayments of junior debt; (g) consummating transactions with affiliates; (h) entering into sale-leaseback transactions; (i) placing restrictions on distributions from subsidiaries; and (j) changing their fiscal year. The Credit Agreement also contains customary affirmative covenants and events of default.

Under the Credit Agreement, the Borrower is required to maintain a consolidated net leverage ratio of no greater than 5.50 to 1.00, subject to certain increases for qualifying material acquisitions, as of the end of each fiscal quarter after March 31, 2022 for which (a) the amount of obligations outstanding under the Revolving Facility or the Term Loan A Facility is equal to or greater than $1.00 or (b) the outstanding face amount of undrawn letters of credit, excluding certain cash collateralized letters of credit, exceeds $25,000,000.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.

On December 1, 2021, IAC issued a press release announcing the completion of the Merger, which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any IAC filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(a)                 Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are included as Exhibit 99.2 and Exhibit 99.3 and incorporated herein by reference.

(b)                Financial Statements of Business Acquired.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 6, 2021, by and among Meredith, New Meredith, Dotdash and, for certain limited purposes set forth therein, IAC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2021)

10.1	Credit Agreement, dated as of December 1, 2021, by and among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto

23.1	Consent of KPMG LLP

99.1	Press Release issued by IAC on December 1, 2021

99.2	Audited combined financial statements of New Meredith as of December 31, 2020 and December 31, 2019, and for each of the three years in the period ended December 31, 2020, and the related notes thereto (incorporated by reference to New Meredith’s Registration Statement on Form 10 filed with the SEC on November 9, 2021)

99.3	Unaudited combined condensed financial statements of New Meredith as of September 30, 2021 and December 31, 2020, and for nine-month periods ended September 30, 2021 and 2020, and the related notes thereto (incorporated by reference to Exhibit 99 to New Meredith’s Current Report on Form 8-K filed with the SEC on November 15, 2021)

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this Current Report that are forward-looking include, but are not limited to, statements regarding the anticipated benefits of the acquisition of Meredith by Dotdash; the expectation that Dotdash Meredith will be one of the largest publishers in America with enough scale to crack into Comscore’s top 10, reaching 175 million online consumers monthly, including 95 percent of US women; and the future financial performance of the combined company. The use of words such as “may”, “will”, “could”, “would”, “should”, “anticipates,” “estimates, “expects, “plans” and “believes,” among others, generally identify forward-looking statements. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) our respective abilities to market our products and services in a successful and cost-effective manner, (ii) the display of links to websites offering our respective products and services in a prominent manner in search results, (iii) our continued ability to market, distribute and monetize our respective products and services through search engines, digital app stores and social media platforms, as and if applicable, (iv) the failure or delay of the markets and industries in which our respective businesses operate to migrate online and the continued growth and acceptance of online products and services as effective alternatives to traditional products and services, (v) our continued ability to develop and monetize versions of our respective products and services for mobile and other digital devices, (vi) our ability to engage directly with users, subscribers and consumers directly on a timely basis, (vii) our ability to access, collect and use personal data about our respective users and subscribers, as and if applicable, (viii) the ability of IAC’s Chairman and Senior Executive, certain members of his family and IAC’s Chief Executive Officer to exercise significant influence over IAC’s operations, (ix) our respective abilities to compete, (x) adverse economic events or trends (particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior), either generally and/or in any of the markets in which our respective businesses operate, (xi) our ability to build, maintain and/or enhance our various respective brands, (xii) the impact of the COVID-19 outbreak on our respective businesses, (xiii) our ability to protect our respective systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, as well as cyberattacks experienced by third parties, (xiv) the occurrence of data security breaches and/or fraud, (xv) increased liabilities and costs related to the processing, storage, use and disclosure of personal and confidential user information, (xvi) the integrity, quality, efficiency and scalability of our respective systems, technology and infrastructure (and those of third parties with whom we do business), (xvii) changes in key personnel and (xviii) the risks inherent in the success of the acquisition of Meredith by Dotdash and the ability to achieve the expected benefits thereof, including (among others) the risk that IAC’s synergy estimates are inaccurate or that the combined company faces higher than anticipated integration or other costs in connection with the acquisition. Certain of these and other risks and uncertainties are (or in the future may be) discussed in IAC’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which are being made as of the date of this Current Report. IAC does not undertake to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

	By:	/s/ Kendall Handler
Kendall Handler
Senior Vice President, General Counsel & Secretary

Dated: December 1, 2021